UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 2, 2025

Smurfit Westrock plc

(Exact name of registrant as specified in its charter)

Ireland (State or other jurisdiction of incorporation)	001-42161 (Commission File Number)	98-1776979 (I.R.S. Employer Identification No.)

Beech Hill, Clonskeagh

Dublin 4, D04 N2R2

Ireland

(Address of principal executive offices, including Zip Code)

+353 1 202 7000

(Registrant’s telephone phone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary shares, par value $0.001 per share	SW	New York Stock Exchange (NYSE)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders

On May 2, 2025, Smurfit Westrock plc (the “Company”) held its 2025 annual general meeting of shareholders (the “Annual General Meeting”). The Company’s shareholders voted to approve the election of each director nominee named in proposal 1, approved each of proposals 2, and 4 through 7 considered at the Annual General Meeting and cast majority of the votes in support of “ONE YEAR” with respect to proposal 3. The following chart sets forth the number and percentage of votes cast for and against, and the number of abstention votes and broker non-votes, with respect to each proposal voted upon by the Company’s shareholders (proposal numbers correspond to the proposal numbers used in the Company’s definitive proxy statement for the Annual General Meeting, filed with the Securities and Exchange Commission on March 19, 2025):

Proposals		For		Against		Abstain	Broker Non-Votes
1.	Elect the following director nominees to the Board of Directors:
	Irial Finan	426,224,615	99.52%	2,050,015	0.48%	100,354	15,444,618
	Anthony Smurfit	424,764,545	99.18%	3,520,766	0.82%	89,673	15,444,618
	Ken Bowles	421,974,769	98.53%	6,307,915	1.47%	92,300	15,444,618
	Colleen F. Arnold	426,524,570	99.59%	1,762,063	0.41%	88,351	15,444,618
	Timothy J. Bernlohr	426,282,679	99.53%	1,995,075	0.47%	97,230	15,444,618
	Carole L. Brown	427,293,815	99.77%	981,702	0.23%	99,467	15,444,618
	Terrell K. Crews	420,393,081	98.16%	7,875,698	1.84%	106,205	15,444,618
	Carol Fairweather	427,315,210	99.77%	970,482	0.23%	89,292	15,444,618
	Mary Lynn Ferguson-McHugh	427,284,553	99.77%	994,916	0.23%	95,515	15,444,618
	Suzan F. Harrison	427,118,383	99.73%	1,151,941	0.27%	104,660	15,444,618
	Kaisa Hietala	425,274,029	99.30%	3,003,830	0.70%	97,125	15,444,618
	Lourdes Melgar	426,486,507	99.58%	1,784,491	0.42%	103,986	15,444,618
	Jørgen Buhl Rasmussen	427,329,098	99.78%	949,554	0.22%	96,332	15,444,618
	Alan D. Wilson	426,944,842	99.69%	1,335,793	0.31%	94,349	15,444,618
2.	Approve, in a non-binding, advisory vote, the compensation of the Company’s named executive officers.	407,878,831	95.32%	20,047,502	4.68%	448,651	15,444,618

		One Year		Two Years		Three Years		Abstain	Broker Non-Votes
3.	Approve, in a non-binding, advisory vote, the frequency of future non-binding, advisory votes to approve named executive officer compensation.	414,315,039	98.73%	107,942	0.03%	5,205,525	1.24%	8,746,478	15,444,618

		For		Against		Abstain	Broker Non-Votes
4(a).	Ratify, in a non-binding vote, the appointment of KPMG as the Company’s independent registered public accounting firm and statutory auditor under Irish law for the fiscal year ended December 31, 2025.	443,176,626	99.93%	302,353	0.07%	340,623	—
4(b).	Authorize, in a binding vote, the Audit Committee of the Board of Directors to determine the remuneration of KPMG as the Company’s statutory auditor under Irish law.	440,542,428	99.30%	3,089,620	0.70%	187,554	—
5.	Grant the Board of Directors the authority to issue shares under Irish law.	434,775,985	98.01%	8,820,798	1.99%	222,819	—
6.	Grant the Board of Directors the authority to opt-out of statutory pre-emption rights under Irish law.	388,125,055	87.51%	55,377,764	12.49%	316,783	—
7.	Determine the price range at which the Company can re-issue shares that it holds as treasury shares under Irish law.	441,490,241	99.55%	1,992,056	0.45%	337,305	—

In light of the voting results with respect to the frequency of future non-binding, advisory shareholder votes to approve named executive officer compensation, the Board of Directors has decided that the Company will hold an annual advisory vote to approve the compensation of named executive officers until the next required vote on the frequency of future non-binding, advisory shareholder votes to approve named executive officer compensation. The Company is required to hold votes on frequency every six years.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Smurfit Westrock plc

/s/ Ken Bowles
Name:	Ken Bowles
Title:	Executive Vice President & Group Chief Financial Officer

Date: May 2, 2025